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                                                                     EXHIBIT 5.1






                   [Letterhead of Gibson, Dunn & Crutcher LLP]





                                December 20, 2001












Atmos Energy Corporation
1800 Three Lincoln Centre
5430 LBJ Freeway
Dallas, Texas  75240

         Re:      Atmos Energy Corporation Public Offering

Ladies and Gentlemen:

         As counsel for Atmos Energy Corporation (the "Company"), we are familiar with the Company's Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933 (as amended, the "Act"), on the date hereof, with respect to the offering and issuance from time to time by the Company of up to $600,000,000 aggregate offering price of the following: (i) one or more series of its debt securities (the "Debt Securities") or (ii) shares of its Common Stock, no par value per share (the "Common Stock").

         In connection with our examination of documents as hereinafter described, we have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. With respect to agreements and instruments executed by natural persons, we have assumed the legal competency of such persons.

         For the purpose of rendering this opinion, we have made such factual and legal examination as we deemed necessary under the circumstances, and in that connection we have examined, among other things, originals or copies of the following:



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Atmos Energy Corporation
December 20, 2001
Page 2



         (1) The Restated Articles of Incorporation of the Company, as amended to date;

         (2) The Amended and Restated Bylaws of the Company, as amended to date;

         (3) The Indenture, dated as of May 22, 2001, between the Company and SunTrust Bank, as trustee, filed as an exhibit to the Registration Statement (as amended or supplemented in accordance with the terms thereof, the "Indenture");

         (4) Such records of the corporate proceedings of the Company, and such other documents that we considered necessary or appropriate for the purpose of rendering this opinion; and

         (5) Such other certificates and assurances from public officials, officers and representatives of the Company that we considered necessary or appropriate for the purpose of rendering this opinion.

         On the basis of the foregoing examination, and in reliance thereon, we are of the opinion that (subject to compliance with the pertinent provisions of the Act and, with respect to the Indenture and the Debt Securities, the Trust Indenture Act of 1939, as amended, and to compliance with such securities or "blue sky" laws of any jurisdiction as may be applicable):

    1. When (a) the Debt Securities shall have been authorized, executed and authenticated in accordance with the terms of the Indenture and (b) the Debt Securities shall have been issued and sold as described in the Registration Statement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement, and in a manner contemplated in the Registration Statement, including the prospectus supplement relating to any such Debt Securities, the Debt Securities will be duly authorized and valid and binding obligations of the Company, subject to the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement, or similar laws affecting the enforcement of creditors' rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers) and general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

    2. When the Common Stock shall have been authorized, issued and sold within the limits and as described in the Registration Statement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement, and in a manner contemplated in the Registration Statement, including the prospectus supplement relating to the applicable offering of such Common Stock, the Common Stock will be validly issued, fully paid and nonassessable.



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Atmos Energy Corporation
December 20, 2001
Page 3




         This opinion is limited to the present laws of the States of Texas and New York, the present federal laws of the United States, and to the present judicial interpretations thereof and to the facts as they presently exist. We express no opinion as to the effect of the laws of the Commonwealth of Virginia on any such issuance, payment and nonassessability of the Common Stock. We undertake no obligation to advise you as a result of developments occurring after the date hereof or as a result of facts or circumstances brought to our attention after the date hereof.


         This opinion may be filed as an exhibit to the Registration Statement. Consent is also given to the reference to this firm under the caption "Legal Matters" in the prospectus contained in the Registration Statement. In giving this consent, we do not admit we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.

                                               Very truly yours,

                                               /s/ GIBSON, DUNN & CRUTCHER LLP

                                               Gibson, Dunn & Crutcher LLP


IFS/CMS/KEM